                                                                     Exhibit 4.4

Certificate No.                Registration Date                 No. of Shares





WNS (HOLDINGS) LIMITED
(Incorporated as a company limited by shares under the Companies (Jersey) Law 1991, as amended, Registered Number 82262)

                                 ORDINARY SHARES


This is to certify that





is/are the registered holder(s) of





Ordinary Shares of 10p each, fully paid, in WNS (Holdings) Limited subject to the Articles of Association of the Company.


Given under the Securities Seal of the Company on the date shown above.



----------------------------                      ----------------------------
Authorised Signatory                              Director
Capita IRG (Offshore) Limited
Registrar


No transfer of the shares (or any portion thereof) comprised in this certificate can be registered until this certificate has been lodged with the Company's
Registrars: Capita IRG (Offshore) Limited, Victoria Chambers, Liberation Square, 1/3 The Esplanade, St Helier, Jersey JE4 0FF


Capita Printing & Mailing Services. Kent -- WNS (Holdings) Limited 06/06 43016
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Certificate No.                                      Lodging Agent Code
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WNS (HOLDINGS) LIMITED
----------------------

To












-----------------------------------------
Company's Registrars:
Capita IRG (Offshore) Limited
Victoria Chambers
Liberation Square
1/3 The Esplanade
St Helier
Jersey

Telephone:
        From UK: 0870 162 3100
        From Overseas:  +(44) 208 639 2157



W038/01